Exhibit 99.1

Press Release

October 15, 2004

LCNB CORP. REPORTS EARNINGS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2004

LCNB Corp. today announced earnings of $4,800,000 or $1.43 basic earnings per share for the nine months ended September 30, 2004, compared to $4,830,000 or $1.41 per share for the first nine months of 2003.  Return on average assets for the nine months ended September 30, 2004 and 2003 were 1.26% and 1.25%, respectively.  Return on average equity for the first nine months of 2004 was 12.21%, compared to 12.12% for the first nine months of 2003.

Contributing $356,000 in after-tax gain, or $539,000 on a before-tax basis, to 2004 net income were gains recognized from the sales of $15.9 million in investment securities and approximately $2.5 million in credit card receivables.

Comparing September 30, 2004 results with September 30, 2003:

•

Growth in the commercial real estate loan, residential real estate loan, and Homeline equity loan portfolios helped generate an $18.5 million or 5.8% increase in total loans.

•

The fair value of total trust assets grew approximately $44.8 million or 34.7%, primarily through growth from new business (see “Assets Under Management”).

•

The fair value of total brokerage accounts, offered through a partnership with UVEST Investment Services, increased approximately $10.4 million or 97.1%, primarily through growth from new business (see “Assets Under Management”).

•

Total written premium produced by Dakin Insurance Agency for the nine months ended September 30, 2004, totaled $6,910,000, which was $234,000 or 3.5% greater than for the comparable period in 2003.

Continued pressure on LCNB’s net interest margin (tax-equivalent net interest income divided by average interest-earning assets), caused by continued, historically low market interest rates, was largely responsible for a $327,000 or 2.3% decrease in net interest income, from $13,987,000 for the nine months ended September 30, 2003 to $13,660,000 for the same period in 2004.  The margin decreased from 4.10% for the 2003 period to 4.04% for the comparable period in 2004.

Non-interest income for the first nine months of 2004, excluding the investment security and credit card gains discussed above, was $5,146,000, or $315,000 greater than for the same period in 2003.  The increase is primarily the result of increases in trust income and service charges on deposit accounts, partially offset by decreased activity in the real estate mortgage loan secondary market.

Non-interest expenses for the first nine months of 2004 totaled $12,329,000, or $482,000 greater than for the comparable period in 2003.  The increase was primarily due to increased costs for salaries and benefits and other miscellaneous expenses.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with eighteen offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.   Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the internet at www.lcnb.com and www.dakin-ins.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB Corp. disclaims any intent or obligation to update such forward-looking statements.

LCNB Corp. and Subsidiaries

Financial Highlights

For the Nine Months Ended September 30,

(Dollars in thousands, except per share amounts)

%

2004

2003

Change

Condensed Income Statement

Interest income

$19,096

20,692

-7.71%

Interest expense

5,436

6,705

-18.93%

  Net interest income

13,660

13,987

-2.34%

Provision for loan losses

430

421

2.14%

  Net interest income after provision

13,230

13,566

-2.48%

Non-interest income

5,676

4,831

17.49%

Non-interest expense

12,329

11,847

4.07%

  Income before income taxes

6,577

6,550

0.41%

Provision for income taxes

1,777

1,720

3.31%

  Net income

$4,800

4,830

-0.62%

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Basic earnings per common share

$1.43

1.41

1.42%

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Dividends per common share

$0.8350

0.7875

6.03%

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====

Average shares outstanding

3,358,429

3,431,112

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Selected Balance Sheet Items

Investment securities

$136,289

149,852

-9.05%

Loans

336,364

317,860

5.82%

  Less allowance for loan losses

2,150

2,075

3.61%

  Net loans

334,214

315,785

5.84%

Total assets

519,204

521,782

-0.49%

Total deposits

459,577

460,379

-0.17%

Long-term debt

4,152

6,211

-33.15%

Total shareholders’ equity

52,086

51,732

0.68%

Book value per share

$15.64

$15.31

2.16%

Shares outstanding at period end

3,331,299

3,378,424

Selected Financial Ratios

Return on average assets

1.26%

1.25%

0.80%

Return on average equity

12.21%

12.12%

0.74%

Equity to assets ratio

10.03%

9.91%

1.21%

Dividend payout ratio

58.39%

55.85%

4.55%

Net interest margin *

4.04%

4.10%

-1.46%

*   tax-equivalent basis

Assets Under Management

LCNB Corp. total assets

$519,204

521,782

-0.49%

Trust and investments **

174,037

129,238

34.66%

Mortgage loans serviced

47,705

55,636

-14.26%

Business cash management

30,014

16,895

77.65%

Brokerage accounts **

21,052

10,680

97.12%

Total assets managed

$792,012

734,231

7.87%

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**  at fair market value

Share and per share data has been restated to reflect a 100% stock dividend, which was accounted for as a stock split, paid on April 30, 2004.